Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.  1)

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Preliminary Information Statement

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Definitive Information Statement

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Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)

CROWN MARKETING

(Name of Registrant as Specified In Its Charter)

CROWN MARKETING

(Name of Person(s) Filing Proxy Statement)

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No Fee Required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)

Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

CROWN MARKETING

4350 Temple City Boulevard, El Monte, California 91731

INFORMATION STATEMENT

Mailing Date:  February 2, 2014

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

General

This Information Statement is furnished to the holders of record of the Common Stock, no par value per share (the "Common Stock"), of Crown Marketing (the "Company"), at the close of business on December 2, 2013 (the “Record Date”), on behalf of the Company in connection with  a proposed amendment to the Articles of Incorporation (the “Articles”) of the Company to change the name of the Company to “Okra, Inc.”  (the "Action").  This amendment was approved on December 2, 2013 by the written consent of the control shareholder, who held 122,600,000 shares of Common Stock, representing 64.5% of the then issued and outstanding 190,067,600  shares of the Company’s Common Stock.  YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER.  THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The Company’s board of directors is not soliciting your proxy.  This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.  The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. The cost of this Information Statement will be borne by the Company.

Record Date

The close of business on December 2, 2013, which is the date of the consent action by shareholders approving the amendment to the Articles, was fixed as the record date pursuant to Section 17-16-704(c) of the Wyoming Business Corporation Act.

The voting securities of the Company are the shares of its Common Stock, of which 190,067,600 shares were issued and outstanding as of December 2, 2013.  All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

The following table sets forth the beneficial ownership of the Company's Common Stock as of December 2, 2013 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current officers and directors, and by all directors and officers of the Company as a group.  The table has been prepared based on information provided to the Company by each shareholder.

         Amount of

Name and

Beneficial

Percent of

Address

Ownership(2)

Class

Learned J. Hand(1)(2)

122,600,000

64.5%

  Chief Executive  and Financial

  Officer and Director

All executive officers and directors

  as a group (1 person)

122,600,000

64.5%

* less than 1%

(1)

The business address of Mr. Hand is 1340 Environ Way, Chapel Hill, North Carolina  27517.

(2)

Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power. Includes 122,600,000 shares held by a family trust controlled by this individual.

As of December 2, 2013, there were 71 shareholders of record.

TRANSACTION WITH OKRA ENERGY, INC.

On December 2, 2013, the Company and Okra Energy, Inc., a California corporation (“Okra”) entered into an Agreement and Reorganization (the “Agreement”), pursuant to which, subject to certain conditions, Okra was acquired by the Company on December 4, 2013 in exchange for 16,155,746,000 restricted shares of Common Stock of the Company (the “Exchange”). Okra leases one parcel of commercial warehouse space in Rosemead, California and intends to sublease this property and to acquire additional commercial real estate in Southern California.

Pursuant to the terms of the Agreement, Okra became a wholly-owned subsidiary of the Company. The current shareholders of Okra will own 85% of the outstanding shares of the Company’s common stock and the current holders of the outstanding common stock of the Company (holding an aggregate of 190,067,600 shares), together with 3,635,208,200 shares reserved to be issued upon conversion of existing debt,  will own the balance.

The Agreement contains customary representations and warranties of Okra and the Company.   The Agreement also provides for an amendment to the Company's Articles of Incorporation to change its name to "Okra, Inc." or a similar name, and for a 1-for-200 reverse stock split of the common stock,  resulting in 99,905,109 shares outstanding after giving effect to the reverse split. However, the Board of Directors has exercised its discretion under the Wyoming Business Corporation Act and has determined not to carry out the reverse stock split.

Pursuant to the terms of the Agreement, Jay Hooper, the control person to Okra, was elected to the Board of Directors. On December 15, 2013, the current director, Learned J. Hand, resigned, and as a result Mr. Hooper is the sole member of the Board of Directors.

Prior to the Closing, the sole director of Crown Marketing was Learned J. Hand, who resigned as an officer at the Closing and who has subsequently resigned as a director.   Concurrently  with the Closing, Mr. Hand, as the sole member of the Board of Directors, elected Jay Hooper as director and the sole officer. Effective upon Hand’s resignation as a director on December 15, 2013, Mr. Hooper was the sole member of the Board of Directors.

ACTION 1:

AMENDMENT OF ARTICLES OF INCORPORATION

CHANGE OF CORPORATE NAME

The shareholders holding a majority of the common stock have approved an amendment to Article FIRST of the Company's Articles of Incorporation to change the name of the Company to “Okra, Inc.” or a similar name chosen by the Board of Directors.  As a result of the amendment, Article FIRST will read in its entirely as follows:

FIRST:  The name of the corporation shall be Okra, Inc.

The Board of Directors has proposed the name change to reflect the Company’s acquisition of Okra Energy, Inc., which closed on December 4, 2013.

The amendment will be filed with an effective date with the Wyoming Secretary of State no less than twenty days after the mailing of the Information Statement.

EXCHANGE OF CERTIFICATES

Shareholders will not be required to exchange certificates.

Dissenters’ Right of Appraisal

Under Wyoming law and the Company’s Articles and Bylaws, no shareholder has any right to dissent to the proposed amendments,  and no shareholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to such amendments.

No Meeting of Shareholders Required

The Company is not soliciting any votes with regard to the Action. The principal shareholder that has consented to the Action  held, as of the record date,  a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal shareholder held sufficient voting rights to approve the Action.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than as described below there were no transactions with related persons required to be disclosed in this Information Statement

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A consultant, Learned J. Hand, expended $49,974 on the Company's behalf during the three months ended June 30, 2013. These amounts are due on demand and are unsecured. Mr. Hand was elected to the Board of Directors and as an officer in September 2012. During the year ended June 30, 2013, Mr. Hand was repaid $40,000 of this amount, and advanced an additional $52,227 during the year ended June 30, 2013 for Company expenses, resulting in a balance due him of $57,008 as of June 30, 2013.

By resolution dated September 20, 2013, the Board of Directors authorized the issuance of 122,600,000 restricted shares and a five-year, 4% promissory note in the amount of $140,000 for the assignment of two patents and the related intellectual property from a non-affiliated party, Farrington Pharmaceuticals, LLC. The assignment took effect on September 22, 2012, at which time Mr. Hand, who is the spouse of Farrington's control person, was elected as officer and director. The face amount of the promissory note has been represented to be the approximate cost for the development of the patent.

In view of the Company’s limited resources, Mr. Hand did not receive any compensation from the Company for the year ended  June 30, 2013.

Following the Closing of the Agreement, on December 4, 2013, the Company agreed to transfer its Crown Nutraceuticals subsidiary to former management in consideration of the fact that he had worked for more than one year without compensation. As of December 4, 2013, Crown Nutraceuticals, engaged in the business of financing the marketing of diet products, had cash on hand of $18,886 and the an ongoing business which had been losing money.  As of the date of the transfer of Crown Nutraceuticals, the Company owed Mr. Learned Hand $43,153,86 in costs advanced, an increase of $1,131 over the amount owed him as of September 30, 2013.  These amounts were repaid to Mr. Hand on December 4, 2013, he was paid an additional $7,000 in cash as severance pay.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 4350 Temple City Boulevard, El Monte, California 91731, or by calling the Company at (626) 283-6600.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jay Hooper

Name:  Jay Hooper

February 2, 2014

Title:    President